As filed with the Securities and Exchange Commission on September 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BIOAGE LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4721157
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1445A South 50th Street

Richmond, California 94804

(510) 806-1445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Equity Incentive Plan

2024 Equity Incentive Plan

2024 Employee Stock Purchase Plan

(Full title of the plans)

Kristen Fortney, Ph.D.

Chief Executive Officer and President

BioAge Labs, Inc.

1445A South 50th Street

Richmond, California 94804

(510) 806-1445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Matthew Rossiter, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Michael S. Pilo, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by BioAge Labs, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)

the Registrant’s prospectus filed on September  26, 2024 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-281901), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42279) filed on September 18, 2024 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

As of the date of this registration statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 16,655 shares of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation to be effective immediately upon the completion of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

•	any transaction from which the director or officer derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s restated bylaws to be effective immediately upon the completion of the Registrant’s initial public offering provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Registrant’s restated bylaws are not exclusive.

In addition, prior to the completion of the Registrant’s initial public offering, the Registrant has or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. Reference is also made to the underwriting agreement entered into by the Registrant and the underwriters in connection with the Registrant’s initial public offering, which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation of the Registrant, as currently in effect	S-1/A	333-281901	3.1	09/18/2024

3.2	Amended and Restated Bylaws of the Registrant	S-1	333-281901	3.3	09/03/2024

3.3	Form of Restated Certificate of Incorporation of Registrant (to be effective upon the completion of the Registrant’s initial public offering)	S-1/A	333-281901	3.2	09/18/2024

3.4	Form of Restated Bylaws of the Registrant (to be effective upon the completion of the Registrant’s initial public offering)	S-1/A	333-281901	3.4	09/18/2024

4.1	Form of Common Stock certificate	S-1/A	333-281901	4.1	09/03/2024

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of KPMG LLP					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2015 Equity Incentive Plan, as amended, and forms of award agreements	S-1	333-281901	10.2	09/03/2024

99.2	2024 Equity Incentive Plan, and forms of award agreements thereunder	S-1/A	333-281901	10.3	09/18/2024

99.2	2024 Employee Stock Purchase Plan, and forms of award agreements thereunder	S-1/A	333-281901	10.4	09/18/2024

107	Fee Table					X

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 26th day of September, 2024.

BIOAGE LABS, INC.

By:	/s/ Kristen Fortney, Ph.D.
Kristen Fortney, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristen Fortney, Ph.D. and Dov Goldstein, M.D., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date
/s/ Kristen Fortney Kristen Fortney, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	September 26, 2024

/s/ Dov Goldstein Dov Goldstein, M.D.	Chief Financial Officer (Principal Financial Officer)	September 26, 2024

/s/ Shane Barton Shane Barton	Vice President of Finance (Principal Accounting Officer)	September 26, 2024

/s/ Jean-Pierre Garnier Jean-Pierre Garnier, Ph.D.	Chair of the Board of Directors	September 26, 2024

/s/ Michael Davidson Michael Davidson, M.D.	Director	September 26, 2024

/s/ Patrick Enright Patrick Enright	Director	September 26, 2024

/s/ James Healy James Healy, M.D., Ph.D.	Director	September 26, 2024

/s/ Rekha Hemrajani Rekha Hemrajani	Director	September 26, 2024

/s/ Eric Morgen Eric Morgen, M.D.	Director	September 26, 2024

/s/ Vijay Pande Vijay Pande, Ph.D.	Director	September 26, 2024